Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8, File No. 333-212215) pertaining to the 2008 Stock Incentive Plan, as amended, the 2016 Incentive Award Plan and the 2016 Employee Stock Purchase Plan of Selecta Biosciences, Inc.,

(2)	Registration Statement (Form S-8, File No. 333-224109) pertaining to the 2016 Incentive Awards Plan and the 2016 Employee Stock Purchase Plan,

(3)	Registration Statement (Form S-8, File No. 333-228264) pertaining to the 2018 Employment Inducement Incentive Award Plan,

(4)	Registration Statement (Form S-3, File No. 333-219262), and

(5)	Registration Statement (Form S-3, File No. 333-219900);

of our report dated March 15, 2019 with respect to the consolidated financial statements of Selecta Biosciences, Inc. included in this Annual Report (Form 10-K) of Selecta Biosciences, Inc. for the year ended December 31, 2018.
/s/ Ernst & Young LLP
Boston, Massachusetts
March 15, 2019